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                                                                  EXHIBIT 10.24

                       SEVERANCE COMPENSATION AGREEMENT


     The Severance Compensation Agreement ("Agreement") dated as of February 18th, 1997, by and among Airways Corporation ("AirWays"), AirTran Airways, Inc. ("AirTran"), the wholly owned operating subsidiary of AirWays, and Robert D. Swenson, (the "Executive"). (AirWays and AirTran are hereinafter sometimes collectively called "the Company").

     WHEREAS, the Company has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change of Control of the Company (as defined in Section 3).

     NOW, THEREFORE, to induce Executive to remain in the employ of the Company, and in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

1.  Company.  As used in this Agreement, "Company" shall mean the Company as
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hereinbefore defined and any successor or assign to the business and/or assets of AirWays or AirTran as aforesaid which executes and delivers the agreement provided for in this Section 8 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

2.  At Will Employment by the Company.   For all of the purposes hereof,
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employment of the Executive by either AirWays or AirTran shall constitute employment by the Company. Executive acknowledges and agrees that he is an "at will" employee of the Company and that, subject to the terms of this Agreement, his or her employment may be terminated by the Company at any time with or without Cause or reason.

3.  Term.  This Agreement shall terminate, except to the extent that any
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obligation of the Company hereunder remains unpaid as of such time, upon the earliest of:

     (a) the termination of the Executive's employment with the Company with or without Cause or reason prior to a Change of Control of the Company, irrespective of whether the Company or the Executive causes such termination;

     (b) the termination of the Executive's employment with the Company after a Change of Control of the Company based on death, Disability (as defined in Section 5(b), Retirement (as defined in Section 5(c) or Cause (as defined in Section 5(d) or by the Executive for any reason other than for Good Reason (as defined in Section 5(e));

     (c) one year from the date of a Change of Control of the Company if the Executive's employment with the Company has not been terminated ;

     (d) April 1, 1999.

4.  Change of Control of the Company.   No severance compensation shall be
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payable under this Agreement unless and until (a) there shall have been a Change of control of the Company while the Executive is still an employee of the

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Company, and (b) the Executive's employment by the Company thereafter shall have been terminated during the one year period following the Change of Control of the Company for any reason other than one of the reasons set forth in Section 5(a). For purposes of this Agreement, a Change of Control of the Company shall be deemed to have occurred if (u) there shall be consummated any consolidation or merger of AirWays in which AirWays is not the continuing or surviving corporation or pursuant to which shares of AirWays' common stock would be converted into cash, securities or other property, other than a merger of AirWays in which the holders of AirWays' common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (v) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of AirTran, or (w) the taking of any action by AirWays which results in AirWays owning less than 80% of the issued and outstanding voting stock of AirTran, or (x) the stockholders of AirWays or AirTran approve any plan or proposal for the liquidation of dissolution of AirWays or AirTran, or (y) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of AirWays' outstanding common stock, or (z) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of AirWays shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Airway's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

5.  Termination Following Change of Control of the Company: Definitions.
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     (a)  If a Change of Control of the Company shall have occurred while the
     Executive still an employee of the Company, the Executive shall be entitled to the compensation provided for in Section 6 upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company, during the year following the Change of Control of the Company, unless such termination is as a result of (i) the Executive's death; (ii)the Executive's Disability (as defined in Section 5(b); (iii) the Executive's Retirement (as defined in Section 4(c)); (iv) the Executive's termination by the Company for Cause (as defined in Section 4(d); or (v) the Executive's decision to terminate employment for any reason other than for Good Reason (as defined in Section 5(e)).

     (b) Executive shall be deemed to be suffering from a "Disability" if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for three months and within 30 days after written Notice of Termination is thereafter given by the Company the Executive shall not have returned to the full-time performance of the Executive's duties.

     (c) The term "Retirement" as used in this Agreement shall mean termination by the Company or the Executive of the Executive's employment based on the Executive's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Executive's consent with respect to the Executive.

     (d) The term "Cause" as used in this Agreement means (i) theft or embezzlement of Company's assets, (ii) conviction of a felony, or (iii) the continued failure by Executive to satisfactorily perform his or her duties,

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     as the same existed immediately prior to a Change of Control of the
     Company, for a period of 90 days after a written demand for such satisfactory performance which specifically identifies the manner in which it is alleged the Executive has not satisfactorily performed such duties, unless such failure is due to the Executive's death, Disability or Retirement. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause during the one year period following a Change of Control of the Company unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of directors of the Company at a meeting of the board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the board) finding that in the good faith opinion of the board the Executive was guilty of the conduct set forth in the first sentence of this Section 5(d) and specifying the particulars thereof in detail.

     (e) The term "Good Reason" as used in this Agreement shall mean any of the following that occur without the Executive's express written consent:

          (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's title, position, duties, responsibilities and status with the Company immediately prior to the Change of Control of the Company, or a change in the Executive's titles as in effect immediately prior to the Change of Control of the Company, or any removal of the Executive from or any failure to reelect the Executive to any of such positions, except in connection with the termination of the Executive's employment for Disability, Retirement or Cause, or as a result of the Executive's death or by the Executive for any reason other than for Good Reason;

          (ii) a reduction by the Company in the Executive's base salary as in effect immediately prior to the Change of Control of the Company;

          (iii) any failure by the Company to continue in effect any benefit plan or arrangement, (other than the Company's Profit Sharing Plan), in which the Executive is participating immediately prior to the Change of Control of the Company (or any other plans providing the Executive with substantially similar benefits) (hereinafter collectively referred to as "Benefit Plans");

          (iv) a relocation of the Company's principal executive offices to a location outside of Orlando, Florida, or the Executive's relocation to any place 45 miles or greater in distance from the current location at which the Executive performed his or her duties immediately prior to the Change of Control of the Company , except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change of Control of the Company;

          (v) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled immediately prior to the Change of Control of the Company;

          (vi) any material breach by the Company of any provision of this Agreement;

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          (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 5(f), and for purposes of this Agreement, no such purported termination shall be effective.

     (f) Notice of Termination. During the one year period following the Change of Control of the Company, any termination by the Company due to Executive's Disability, Retirement or for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of the Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

     (g) Date of Termination. "Date of Termination" shall mean (i) if this Agreement is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

6. Severance Compensation upon Termination of Employment, Acceleration of
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Certain Benefits; etc.    If within one year following a Change of Control of
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the Company, the Company shall terminate the Executive's employment other than due to (a) the Executive's death, (b) the Executive's Disability, (c) the Executive's Retirement, or (d) for Cause, or if the Executive shall terminate his employment for Good Reason, then:

     (i) the Company shall pay to the Executive, in addition to all other benefits, monies or entitlements that the Executive may be entitled to receive, as severance pay in a lump sum, in cash, on the day of the Date of Termination, an amount equal to 100% of the Executive's then current annual salary.

     (ii) notwithstanding any language contained in any other agreement or undertaking by Executive which survive Executive's termination, there shall be no prohibition or restriction with respect to Executive's subsequent activities.

7.  No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.
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     (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for

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     under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

     (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

8.  Successor to the Company
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     (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AirWays or AirTran, to assume and agree to perform this Agreement.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

9.  Notice.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

       If to the Company:    Airways Corporation
                             6280 Hazeltine National Drive
                             Orlando, FL  32822
                             Attn:  President

       If to the Executive:  Robert D. Swenson
                             3541 W. 100th Avenue
                             Anchorage, AK  99515

  or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.  Miscellaneous.   No provisions of this Agreement may be modified, waived or
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discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent term. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this

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Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

11.  Validity.   The invalidity or unenforceability of any provisions of this
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Agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

12.  Counterparts.   This Agreement may be executed in one o more counterparts,
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each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.  Confidentiality.   The Executive shall retain in confidence any and all
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confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.

     IN WITNESS HEREOF, the parties have executed this Agreement as of the date first written above.


                              AIRWAYS CORPORATION


                              By
                                 --------------------------------
                                 Name:
                                 Title:


                              AIRTRAN AIRWAYS, INC.

                              By
                                 --------------------------------
                                 Name:
                                 Title:


                              -----------------------------------
                              Executive

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